Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of First Watch Restaurant Group, Inc. of our report dated March 23, 2022 relating to the financial statements, which appears in First Watch Restaurant Group, Inc.’s Annual Report on Form 10-K for the year ended December 26, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

September 12, 2022